Exhibit 99.1

THE AZEK COMPANY ANNOUNCES ABL AND TERM LOAN REFINANCING
CHICAGO, Ill — September 27, 2024 (BUSINESS WIRE) — The AZEK Company Inc. (NYSE: AZEK) (“AZEK” or the “Company”), the industry-leading designer and manufacturer of beautiful, low-maintenance and environmentally sustainable outdoor living products, including TimberTech® decking and railing, Versatex® and AZEK Trim®, and StruXure® pergolas, today announced the entry into a new credit agreement with Wells Fargo Bank, National Association, as administrative agent and collateral agent, and the lenders and financial institutions party thereto, the arrangement of which was led by Wells Fargo Securities, LLC and JPMorgan Chase Bank, N.A. as joint bookrunners. The new credit agreement provides the Company with a $815 million credit facility, consisting of a $440 million first lien term loan facility and a $375 million first lien revolving credit facility. The proceeds of the new credit agreement were applied, among other uses, to refinance outstanding obligations under the Company’s existing term loan credit agreement and the Company’s existing asset-based loan credit agreement. In connection with the entry into the new credit agreement, the existing credit agreements were terminated.
“We are pleased to announce the completion of our refinancing, which reduces approximately $150 million in funded debt from our balance sheet, reduces our interest rate and improves our financial flexibility,” said AZEK Chief Operations Officer and Chief Financial Officer, Peter Clifford. “The favorable terms we secured for this transaction demonstrate the market's confidence in our progress and our success in advancing our growth strategy. With a strengthened financial position and strong free cash flow generation, we remain focused on investing in growth opportunities and expanding our market share.”
About The AZEK® Company
The AZEK Company Inc. (NYSE: AZEK) is the industry-leading designer and manufacturer of beautiful, low maintenance and environmentally sustainable outdoor living products, including TimberTech® decking and railing, Versatex® and AZEK Trim® and StruXure® pergolas. Consistently recognized as the market leader in innovation, quality, aesthetics, and sustainability, our products are made from up to 85% recycled material and primarily replace wood on the outside of homes, providing a long-lasting, eco-friendly, and stylish solution to consumers. Leveraging the talents of its approximately 2,000 employees and the strength of relationships across its value chain, The AZEK Company is committed to accelerating the use of recycled material in the manufacturing of its innovative products, keeping hundreds of millions of pounds of waste and scrap out of landfills each year, and revolutionizing the industry to create a more sustainable future. The AZEK Company has recently been named one of America’s Climate Leaders by USA Today, a Top Workplace by the Chicago Tribune and U.S. News and World Report, and a winner of the 2024 Real Leaders® Impact Awards. Headquartered in Chicago, Illinois, the company operates manufacturing and recycling facilities in Ohio, Pennsylvania, Idaho, Georgia, Nevada, New Jersey, Michigan, Minnesota, and Texas. For additional information, please visit azekco.com.
Cautionary Note Regarding Forward-Looking Statements
This release contains or refers to certain forward-looking statements within the meaning of the federal securities laws and subject to the "safe harbor" protections thereunder. Forward-looking statements are statements about future events and are based on our current expectations.

These forward-looking statements may be identified by the words “believe,” “hope,” "expect," "intend," "will," "target," “anticipate,” "goal" and similar expressions. Our forward-looking statements include, without limitation, statements with respect to our future financial performance, liquidity and our ability to service or repay our existing indebtedness and to secure additional financing in the future. The Company bases its forward-looking statements on information available to it on the date of this release and undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of changed circumstances, new information, future events, or otherwise, except as may otherwise be required by law. Actual future events could also differ materially due to numerous factors that involve substantial known and unknown risks and uncertainties including, among other things, the risks and uncertainties set forth under "Risk Factors" and elsewhere in the Company's reports on Form 10-K, as amended, and Form 10-Q and the other risks and uncertainties discussed in any subsequent reports that the Company files with the Securities and Exchange Commission from time to time. Although we have attempted to identify those material factors that could cause actual results or events to differ from those described in such forward-looking statements, there may be other factors that could cause actual results or events to differ from those anticipated, estimated or intended. Given these uncertainties, investors are cautioned not to place undue reliance on our forward-looking statements.
Investor Contact:
Eric Robinson
312-809-1093
ir@azekco.com

Media Contact:
Amanda Cimaglia
Media Relations
312-809-1093
media@azekco.com
Source: The AZEK Company Inc.